Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-18485, 333-18487, 333-18493, 333-29467,
333-33185, 333-36469, 333-90777, 333-90779, 333-90781 and 333-36586) of Covance
Inc. of our report dated January 30, 2001, relating to the consolidated financial statements of Covance Inc. as of December 31, 2000 and for each of the two years in the period then ended, which appear in this Annual Report on Form 10-K.



                                       /s/ PricewaterhouseCoopers LLP
                                       PricewaterhouseCoopers LLP
                                       Florham Park, New Jersey
                                       February 28, 2002